UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 11, 2010
Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends and supplements “Item 2.05 — Costs Associated with Exit of Disposal Activities,” included in the initial report on Form 8-K dated May 11, 2010 and filed by Ciena Corporation (“Ciena”) on May 12, 2010, relating to certain restructuring activities relating to Ciena’s business and operations in the Europe, Middle East and Africa (EMEA) region. This amendment includes estimated costs associated with such restructuring activities, which Ciena was unable to reasonably determine at the time of the initial filing.
ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
On May 12, 2010, Ciena informed employees of its proposal to reorganize and restructure portions of Ciena’s business and operations in the EMEA region. These actions are part of a restructuring plan to reduce operating expense, and better align Ciena’s workforce and operating costs with market and business opportunities in EMEA following the completion of Ciena’s acquisition of the optical networking and Carrier Ethernet assets of Nortel’s Metro Ethernet Networks (MEN) business on March 19, 2010. Ciena’s management committed to these restructuring actions on May 11, 2010.
Under the reorganization, Ciena anticipates reductions to its workforce in EMEA of approximately 120 to 140 positions. Reductions are expected to principally affect employees in Ciena’s Global Field Organization and Global Supply Chain organization.
Execution of any specific reorganization is subject to local legal requirements, including notification and consultation processes with employees and employee representatives. Ciena estimates completing the reorganization during the first half of calendar year 2011. Ciena expects total restructuring costs related to this action to range from $8.0 million to $10.0 million. During the third quarter of fiscal 2010, Ciena recorded expenses of $1.9 million related to the reduction in head count of approximately 26 employees in the Global Field Organization.
This report contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events affecting Ciena. Certain matters contained herein concerning anticipated restructuring activities and strategies to reduce operating expense constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events affecting Ciena. There can be no assurance that these future events will occur as anticipated or that Ciena’s actual results will be as estimated. For a description of certain factors that could cause Ciena’s future results to differ materially from those expressed in any such forward-looking statements, see Part II, Item 1A of Ciena’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2010 entitled “Risk Factors.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: September 8, 2010	By:	/S/ David M. Rothenstein
David M. Rothenstein
Senior Vice President, General Counsel and Secretary